                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

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[X]  Soliciting Material under Section 240.14a-12


                        Nobel Learning Communities, Inc.
          -------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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

The following is a press release issued by Nobel Learning Communities, Inc. on September 10, 2002.

Press Release

                   NOBEL LEARNING COMMUNITIES, INC. ANNOUNCES

                        FISCAL YEAR REVENUE AND EARNINGS

West Chester, PA, September 10, 2002--Nobel Learning Communities, Inc. (NASDAQ:NLCI), a for-profit provider of education and school management services for the pre-elementary through 12/th/ grade market, today announced financial results for the 2001/2002 fiscal year that ended June 30, 2002.

For the fiscal year ended June 30, 2002, the Company reported record revenues of $156,279,000, an increase of 5.6% over the $147,952,000 of a year earlier. Revenues for the fourth quarter were also at record levels of $41,227,000, an increase of 4.2% over the $39,552,000 for the comparable period last year.

For the fiscal year ended June 30, 2002, total school operating profits were up 10.6% to $20,089,000, after taking into account new school development costs. Same school operating profits for the year were $22,202,000, an increase of 17.6% over the $18,878,000 of a year earlier.

Earnings per share for the fiscal year were $0.38 per share as compared to $0.20 per share for the prior fiscal year.

In announcing the Company's fourth quarter and fiscal year end results, A.J. Clegg, the Company's Chairman and Chief Executive Officer, stated that he was pleased with performance in light of the events of the past year that have impacted negatively on the nation's economy. He indicated that further details regarding the Company's results of operations would be disclosed in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2002, to be filed shortly with the Securities and Exchange Commission (the "SEC") and the Company's proxy statement to be filed with the SEC with respect to the merger previously announced on August 6, 2002.

On August 6, 2002, the Company announced that it had entered into a definitive agreement to be acquired by a newly-formed corporation organized by certain senior management of the Company, Gryphon Partners II, L.P. and Cadigan Investment Partners. Subject to the approval of the Company's stockholders and other customary conditions, after the merger, the Company will become a private company and continue operations under its current name and operating structure.

Nobel Learning Communities, Inc. operates 179 schools in 15 states consisting of private schools and charter schools; pre-elementary, elementary, middle, specialty high schools and schools for learning challenged children clustered within established regional learning communities.

Except for historical information contained in this press release, the information in this press release consists of forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include changes in market demand, market condition and competitive activities, the acceptance of newly developed and converted schools and the possibility that the merger may not be consummated in accordance with the terms of the merger agreement. Other risks and uncertainties are discussed in the Company's filings with the SEC.

AVAILABILITY OF ADDITIONAL INFORMATION

IN CONNECTION WITH THE MERGER, THE COMPANY WILL FILE A PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SEC CONTAINING INFORMATION ABOUT THE

COMPANY, THE MERGER AND RELATED MATTERS. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. STOCKHOLDERS WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT (WHEN AVAILABLE), AS WELL AS OTHER RELEVANT FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, FROM THE SEC'S WEBSITE AT WWW.SEC.GOV. COPIES OF THE PROXY STATEMENT, WHEN AVAILABLE, AND OTHER COMPANY FILINGS WILL ALSO BE AVAILABLE TO STOCKHOLDERS BY DIRECTING A REQUEST TO
R. ZOBEL OR K. HERMAN, NOBEL LEARNING COMMUNITIES, INC., ROSE 1615 WEST CHESTER PIKE, WEST CHESTER, PA 19382, (484) 947-2000.

THE COMPANY AND CERTAIN OF ITS DIRECTORS, EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE SOLICITING PROXIES FROM THE COMPANY'S STOCKHOLDERS IN FAVOR OF THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER THE RULES OF THE SEC, BE CONSIDERED "PARTICIPANTS" IN THE SOLICITATION OF PROXIES IN CONNECTION WITH THE PROPOSED TRANSACTIONS WILL BE SET FORTH IN THE PROXY STATEMENT WHEN IT IS FILED WITH THE SEC. THESE INDIVIDUALS MAY HAVE INTERESTS IN THE PROPOSED MERGER, SOME OF WHICH MAY DIFFER FROM OR MAY BE IN ADDITION TO, THOSE OF THE COMPANY'S STOCKHOLDERS GENERALLY.

                        Nobel Learning Communities, Inc.
                        Consolidated Statements of Income
       For the Three Months and Twelve Months Ended June 30, 2002 and 2001
                  (In thousands except earnings per share data)

                                                Three Months          Twelve Months
                                                Ended June 30,        Ended June 30,
                                                 2002     2001        2002     2001
Revenues                                       $41,227    39,552    156,279   147,952

School operating profit                          6,071     6,082     20,089    18,166
General and administrative                       2,882     2,988     11,776    11,004

Operating income                                 3,189     3,094      8,313     7,162

Interest expense                                   863       955      3,637     4,171

Other income and minority interest                  40       129        126       401

Income before taxes and change in
  accounting principle                           2,366     2,268      4,802     3,392

Income taxes                                       970     1,067      1,968     1,596

Net income before change in
  accounting principle                           1,396     1,201      2,834     1,796

Cumulative effect of change in
  accounting principle (less tax
  benefit of $242)                                                                295

Net income                                     $ 1,396     1,201      2,834     1,501

Weighted average shares                          7,642     7,581      7,475     7,516

Diluted earnings per share before
  cumulative effect of change in
  accounting principle                         $  0.18      0.16       0.38      0.20

Earnings before interest, taxes
  depreciation and amortization
  (EBITDA)                                     $ 4,745     5,129     14,514    14,624


Selected Balance sheet data:                         As of    As of
                                                   June 30,  June 30,
                                                     2002      2001
Property and equipment, net
  (Including assets held
  for sale)                                         39,589    37,421

Cost in excess of net assets
  acquired                                          48,376    48,376

Total debt                                          40,217    43,355

Stockholders' equity                                42,487    38,601